Exhibit 32.2 – CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code, I, James V. McKeon, the Chief Financial Officer of Genesis HealthCare Corporation, hereby certify, with respect to this Amendment No. 1 to the Annual Report on Form 10-K/A for the fiscal year ended September 30, 2006 (Report), that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: January 29, 2007

/s/ James V. McKeon James V. McKeon

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